FOR IMMEDIATE RELEASE

Kingstone Companies Announces 2014 Second Quarter Financial Results

Raises Quarterly Dividend to $0.05 Per Share
Company to Host Conference Call on August 13, 2014 at 8:30 a.m. ET

Kingston, NY — August 12, 2014 – Kingstone Companies, Inc. (Nasdaq:  KINS) (the “Company” or “Kingstone”), a multi-line regional property and casualty insurance holding company, today announced its financial results for the second quarter and six months ended June 30, 2014.

Financial and Operational Highlights for 2014 Second Quarter
(all results are compared to prior year period unless otherwise noted)
•	Net income increased to $1.4 million, or $0.18 per diluted share, from $68,000, or $0.02 per diluted share
•	Direct premiums written1 for the second quarter increased 27.5% to $20.3 million, driven by growth in personal lines, the Company’s largest business segment
•	Net premiums earned increased 37.5% to $6.4 million
•	Net combined ratio improved by 31.1 percentage points to 70.8%
•	Policies in force increased 23.7% to approximately 41,000
•	Annualized return on average common equity of 14.7%
•	Book value per common share on June 30, 2014 was $5.18, compared to $4.91 at December 31, 2013 and $4.09 at June 30, 2013, or an annual increase of 26.7%

Kingstone Raises Quarterly Dividend
The Company announced that its board declared a quarterly dividend of $0.05 per share payable on September 15, 2014 to shareholders of record at the close of business on August 29, 2014. This marks the thirteenth consecutive quarter of dividend distributions and an increase over the prior quarter’s dividend of $0.04 per share.

Reinsurance Treaties
Subsequent to the end of the quarter, Kingstone entered into various reinsurance agreements with multiple reinsurers for the treaty year beginning July 1, 2014, highlighted by a reduction of its ceding percentage from 75% to 55% in its personal lines business, as previously disclosed.  The Company also announced that it had non-renewed its previous quota share treaty on its commercial lines business.

1 This measure is not based on GAAP and is reconciled under the “Direct Premiums Written, Net Premiums Written and Net earned Premiums” section and defined and reconciled to the most directly comparable GAAP measures in “Definitions Regarding Non-GAAP Measures.”

Kingstone Companies, Inc. August 12, 2014	Page 2
Management Commentary
Kingstone’s Chairman and CEO, Barry Goldstein, stated, “We reported strong growth in the second quarter, highlighted by a 30.4% increase in direct premiums written in our personal lines business. We increased policies-in-force by 23.7%. Personal lines writings, which include homeowners and dwelling fire policies, increased by 30.4% as compared to the same period last year.  For the quarter, personal lines represents 70.3% of our total direct written premiums, up from 68.7% in the prior year period. We also reported improved underwriting profitability with a net combined ratio of 70.8%, primarily as a result of favorable weather conditions, significant improvement in the loss ratio from our commercial auto lines and the elimination of the effect that catastrophes had on our contingent ceding commissions.”

Kingstone’s Chief Financial Officer, Victor Brodsky, added, “We are also seeing strong growth in commercial lines and livery physical damage lines of business, which increased 45.7% in the second quarter of 2014 compared to the same quarter last year.”

Financial Highlights
	Three Months Ended June 30			Six Months Ended June 30
	2014	2013	% Change	2014	2013	% Change
(000's except per share amounts and percentages)
Direct premiums written1	$20,251	$15,881	27.5%	$36,598	$28,726	27.4%
Net premiums written1	$8,501	$5,994	41.8%	$15,086	$10,965	37.6%
Net premiums earned	$6,429	$4,676	37.5%	$12,356	$9,299	32.9%
Ceding commissions revenue	$3,706	$2,334	58.8%	$7,087	$4,628	53.1%
Net investment income	$452	$275	64.4%	$831	$558	48.9%
Interest expense	$-	$18	(100.0)%	$-	$39	(100.0)%
Net Income	$1,355	$68	1,892.6%	$1,682	$259	549.4%
Net income per diluted share	$0.18	$0.02	800.0%	$0.23	$0.07	228.6%
Comprehensive income (loss)	$1,840	$(764)		$2,617	$(279)
Net operating income (loss)2	$1,266	$(97)		$1,469	$25
Net operating income (loss) per diluted common share2	$0.17	$(0.02)		$0.20	$0.01

1 These measures are not based on GAAP and are reconciled under the “Direct and Net Premiums Written” section and defined and reconciled to the most directly comparable GAAP measures in “Definitions Regarding Non-GAAP Measures.”

2 These measures are not based on GAAP and are defined and reconciled to the most directly comparable GAAP measures in “Definitions Regarding Non-GAAP Measures.”

Kingstone Companies, Inc. August 12, 2014	Page 3
2014 Second Quarter and First Half Financial Review

Net Income:
Net income increased to $1.4 million during the three month period ended June 30, 2014, compared to a net income of $68,000 in the prior-year period.  The increase was largely due to the effect that growth in direct premiums written had on net premiums earned for the period, the elimination of the effects that Superstorm Sandy had on our ceding commission revenue in the prior year period and significant improvements in the net loss ratio.  For the six months ended June 30, 2014, net income increased to $1.7 million from $259,000 in the prior year period.

Earnings per share (‘EPS’):
Kingstone reported EPS of $0.18 per diluted share for the three months ended June 30, 2014, compared to $0.02 per diluted share for the three months ended June 30, 2013.  For the six months ended June 30, 2014, EPS was $0.23 per diluted share, compared to $0.07 in the prior year period.  EPS for the three and six month period ended June 30, 2014 were based on 7.4 million diluted weighted average shares outstanding, compared to 3.9 million diluted weighted average shares outstanding for the prior year period.   The increase in total shares outstanding was due to the completion of the Company’s public offering in December 2013.

Direct Premiums Written, Net Premiums Written and Net Premiums Earned:
Direct premiums written for the second quarter 2014 were $20.3 million, an increase of 27.5% from $15.9 million in the prior year period. For six months ended June 30, 2014, the Company’s direct premiums written were $36.6 million, compared to $28.7 million in the prior year period.

Net written premiums totaled $8.5 million during three month period ended June 30, 2014, an increase of 41.8% from $6.0 million in the prior-year period. During the six month period ended June 30, 2014, net written premiums increased to $15.1 million, compared to $11.0 million in the prior year period.

Net premiums earned for second quarter ended June 30, 2014 was $6.4 million, compared to $4.7 million in second quarter ended June 30, 2013. Net premiums earned totaled $12.4 million during the six months period ended June 30, 2014, compared to $9.3 million in the prior year period.

The table below details the direct premiums written, net written premiums, and net premiums earned for the periods indicated:

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2014	2013	% Change		2014	2013	% Change
(000’s except percentages)
Direct and Net Premiums Written Reconciliation:

Direct premiums written	$20,251	$15,881	27.5%		$36,598	$28,726	27.4%
Assumed written premiums	8	11	(27.3	) %	16	20	(20.0	) %
Ceded written premiums	(11,758)	(9,898)	18.8%		(21,528)	(17,781)	21.1%

Net written premiums	8,501	5,994	41.8%		15,086	10,965	37.6%
Change in unearned premiums	(2,072)	(1,318)	57.2%		(2,730)	(1,666)	63.9%

Net premiums earned	$6,429	$4,676	37.5%		$12,356	$9,299	32.9%

Kingstone Companies, Inc. August 12, 2014	Page 4

Net Combined Ratio:
Kingstone’s net combined ratio significantly improved for the three month period ended June 30, 2014 to 70.8% compared to 101.9% for the prior year period.

Net Loss: The net loss ratio during the three month period ended June 30, 2014 was 46.8% compared to 69.3% in the three month period ended June 30, 2013. The decrease of 22.5 percentage points in the second quarter of 2014 was primarily driven by improved results from our commercial auto line of business, which is not subject to a quota share treaty and a reduction in catastrophe related claims.

Net Underwriting Expense: The net underwriting expense ratio was 24.0% in the three month period ended June 30, 2014, compared to 32.6% in the prior year period.  The decrease is from increased ceding commission revenue due the elimination of the effects that Superstorm Sandy had on contingent ceding commission in 2013 and operational efficiencies generated from increased scale as the Company generated more net premiums earned during the current period.

The table indicates the comparison of the net loss and net underwriting expense ratios:

	Three months ended			Six months ended
	June 30,			June 30,
	2014	2013	Change	2014	2013	Change
Key Measures:
Net loss ratio	46.8%	69.3%	-22.5 pts	59.3%	61.4%	-2.1 pts
Net underwriting expense ratio	24.0%	32.6%	-8.6 pts	23.3%	37.0%	-13.7 pts
Net combined ratio	70.8%	101.9%	-31.1 pts	82.6%	98.4%	-15.8 pts

Kingstone Companies, Inc. August 12, 2014	Page 5
Operating Results by Product Line
The following table summarizes gross and net premiums written, net premiums earned, net loss and loss adjustment expenses, and net loss ratio by major product type, which were determined based primarily on similar economic characteristics and risks of loss.
	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2014	2013	% Change	2014	2013	% Change
Gross premiums written:
Personal lines	$14,242,841	$10,920,398	30.4%	$25,834,138	$19,646,555	31.5%
Commercial lines	3,550,104	2,760,167	28.6%	6,346,101	4,781,491	32.7%
Commercial auto	1,143,822	1,601,214	-28.6%	2,135,998	3,040,081	-29.7%
Livery physical damage	1,199,525	500,735	139.6%	2,141,388	1,128,175	89.8%
Other(1)	122,864	108,839	12.9%	156,623	149,702	4.6%
Total	$20,259,156	$15,891,353	27.5%	$36,614,248	$28,746,004	27.4%

Net premiums written:
Personal lines	$3,624,033	$2,394,779	51.3%	$6,348,482	$4,250,564	49.4%
Commercial lines	2,479,187	1,480,729	67.4%	4,426,011	2,568,525	72.3%
Commercial auto	1,103,732	1,536,284	-28.2%	2,061,132	2,916,805	-29.3%
Livery physical damage	1,199,525	500,735	139.6%	2,141,388	1,128,175	89.8%
Other(1)	94,704	81,237	16.6%	109,431	100,681	8.7%
Total	$8,501,181	$5,993,764	41.8%	$15,086,444	$10,964,750	37.6%

Net premiums earned:
Personal lines	$2,796,042	$1,788,583	56.3%	$5,368,257	$3,563,666	50.6%
Commercial lines	1,753,832	1,070,199	63.9%	3,334,655	2,141,729	55.7%
Commercial auto	1,028,626	1,296,864	-20.7%	2,135,309	2,617,493	-18.4%
Livery physical damage	784,279	460,042	70.5%	1,422,672	878,265	62.0%
Other(1)	66,594	60,594	9.9%	94,791	98,344	-3.6%
Total	$6,429,373	$4,676,282	37.5%	$12,355,684	$9,299,497	32.9%

Net loss and loss adjustment expenses:
Personal lines	$1,512,975	$1,096,475	38.0%	$3,362,355	$1,617,879	107.8%
Commercial lines	564,708	177,687	217.8%	1,538,446	429,358	258.3%
Commercial auto	260,131	1,593,635	-83.7%	1,292,402	2,486,144	-48.0%
Livery physical damage	310,989	235,246	32.2%	511,828	516,103	-0.8%
Other(1)	112,152	-5,912	na	145,809	330,154	-55.8%
Unallocated loss adjustment expenses	246,984	144,666	70.7%	482,053	331,800	45.3%
Total	$3,007,939	$3,241,797	-7.2%	$7,332,893	$5,711,438	28.4%

Net loss ratio:
Personal lines	54.1%	61.3%	-11.7%	62.6%	45.4%	37.9%
Commercial lines	32.2%	16.6%	94.0%	46.1%	20.0%	130.5%
Commercial auto	25.3%	122.9%	-79.4%	60.5%	95.0%	-36.3%
Livery physical damage	39.7%	51.1%	-22.3%	36.0%	58.8%	-38.8%
Other(1)	168.4%	-9.8%	na	153.8%	335.7%	-54.2%
Total	46.8%	69.3%	-32.5%	59.3%	61.4%	-3.4%
(1)	“Other” includes, among other things, premiums and loss and loss adjustment expenses from our participation in a mandatory state joint underwriting association.

Kingstone Companies, Inc. August 12, 2014	Page 6
Balance Sheet / Investment Portfolio
Kingstone’s cash and investment holdings were $62.4 million at June 30, 2014, compared to $57.6 million at December 31, 2013.  The Company’s investment holdings are comprised primarily of high-quality corporate and municipal securities, with fixed income investments representing approximately 83.1% of total investments at June 30, 2014, and 81.9% at December 31, 2013.  The Company’s effective duration on its fixed-income portfolio is 6.1 years.

Net investment income increased 64.4% to $452,000 in the second quarter of 2014 from $275,000 in the prior year period, largely due to an increase in cash and invested assets.  This increase resulted primarily from the deployment of the net proceeds of $18,804,000 received from the Company’s December 2013 public offering and increased operating cash flows. Net investment income increased 48.9% to $831,000 during the first half of 2014, compared to $558,000 during the first half of fiscal 2013.

The tax equivalent investment yield, excluding cash, was 4.86% and 5.56% at June 30, 2014 and 2013, respectively. The reduction was due to the increase in the value of the portfolio, as reported in changes to other comprehensive income.

Book Value
The Company’s book value per share at June 30, 2014 was $5.18, an increase of 5.5% compared to $4.91 at December 31, 2013, and up 26.7% from $4.09 at June 30, 2013.

	30-Jun-14	31-Mar-14	31-Dec-13	30-Sep-13	30-Jun-13

Book Value Per Share	$5.18	$4.98	$4.91	$4.47	$4.09

% Increase from specified period to June 30, 2014		4.02%	5.50%	15.88%	26.65%

Outlook for 2014
Mr. Brodsky continued, “We feel that the second half of 2014 will continue to show direct written premium growth, and the change in our reinsurance structure will have a significant impact on net premiums written and earnings beginning in the third quarter.  We were able to leverage a strengthened financial position that allowed Kingstone to retain a much larger share of the premiums we write, while not sacrificing the conservative underwriting standards that we feel provide sustainability in the long-term.”

Mr. Goldstein continued, “While we impose a maximum net written premium to capital ratio of 1.5, at June 30, 2014 this amount was .88. This leaves us considerable room to grow our premiums and still stay within our comfort zone.”

Conference Call Details – Wednesday, August 13, 2014
Management will discuss the Company’s operations and its financial results in a conference call on Wednesday, August 13, 2014, at 8:30 a.m. ET.

The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Slide Presentation and Webcast
The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com/. The presentation will be made available 30 minutes prior to the conference call.  In addition, the call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link: http://kingstonecompanies.equisolvewebcast.com/q2-2014. The webcast will be archived and accessible for approximately 30 days.

Kingstone Companies, Inc. August 12, 2014	Page 7
Definitions of Non-GAAP Measures

Direct premiums written - represents the total premiums charged on policies issued by the Company during the respective fiscal period.

Net premiums written - represents direct premiums written less premiums ceded to reinsurers.

Net operating income - is net income exclusive of realized investment gains, net of tax.  Net income is the GAAP measure most closely comparable to net operating income.  Management uses net operating income, along with other measures, to gauge the Company’s performance and evaluate results, which can be skewed when including realized investment gains, which may vary significantly between periods.  Net operating income is provided as supplemental information, is not a substitute for net income and does not reflect the Company’s overall profitability.

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013		June 30, 2014		June 30, 2013

	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share	Amount	Diluted earnings per common share
(000’s except per common share amounts)
Net Operating Income and Diluted Earnings per Common Share Reconciliation:

Net income	$1,355	$0.18	$68	$0.02	$1,682	$0.23	$259	$0.07

Net realized gain on investments	135		250		323		355
Less tax effect on realized gains	46		85		110		121
Net realized gain on investments, net of taxes	89	$0.01	165	$0.04	213	$0.03	234	$0.06

Net operating income	$1,266	$0.17	$(97)	$(0.02)	$1,469	$0.20	$25	$0.01

Weighted average diluted shares outstanding	7,358,280		3,906,432		7,352,609		3,911,650

Kingstone Companies, Inc. August 12, 2014	Page 8
About Kingstone Companies, Inc
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York and Pennsylvania. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

Forward-Looking Statement
Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Kingstone’s filings with the Securities and Exchange Commission, including its latest Annual Report filed with the Securities and Exchange Commission on Form 10-K. Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Kingstone Companies, Inc. Barry Goldstein CEO (845) 802-7900	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Adam Prior Senior Vice-President (212) 836-9606 / aprior@equityny.com Forrest Hunt Associate (212) 836-9610 / fhunt@equityny.com

Kingstone Companies, Inc. August 12, 2014	Page 9

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2014	2013	2014	2013

Revenues
Net premiums earned	$6,429,373	$4,676,282	$12,355,684	$9,299,497
Ceding commission revenue	3,706,049	2,334,431	7,087,332	4,628,142
Net investment income	451,915	275,031	830,703	558,318
Net realized gains on sales of investments	134,602	249,893	322,950	355,018
Other income	250,908	243,825	478,465	457,815
Total revenues	10,972,847	7,779,462	21,075,134	15,298,790

Expenses
Loss and loss adjustment expenses	3,007,939	3,241,797	7,332,893	5,711,438
Commission expense	2,903,792	2,079,084	5,486,300	4,194,904
Other underwriting expenses	2,529,075	1,931,611	4,810,824	4,144,956
Other operating expenses	338,379	227,833	588,414	471,143
Depreciation and amortization	209,935	153,985	393,055	306,971
Interest expense	-	17,890	-	39,105
Total expenses	8,989,120	7,652,200	18,611,486	14,868,517

Income from operations before taxes	1,983,727	127,262	2,463,648	430,273
Income tax expense	629,225	59,161	782,013	171,164
Net income	1,354,502	68,101	1,681,635	259,109

Other comprehensive income (loss), net of tax
Gross change in unrealized gains (losses)
on available-for-sale-securities	736,319	(1,260,607)	1,416,715	(814,864)

Income tax (expense) benefit related to items
of other comprehensive income (loss)	(250,348)	428,607	(481,683)	277,054
Comprehensive income (loss)	$1,840,473	$(763,899)	$2,616,667	$(278,701)

Earnings per common share:
Basic	$0.19	$0.02	$0.23	$0.07
Diluted	$0.18	$0.02	$0.23	$0.07

Weighted average common shares outstanding
Basic	7,287,935	3,827,712	7,277,313	3,834,269
Diluted	7,358,280	3,906,432	7,352,609	3,911,650

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

Kingstone Companies, Inc. August 12, 2014	Page 10

KINGSTONE COMPANIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	June 30,	December 31,
	2014	2013
	(unaudited)
Assets
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of
$4,829,265 at June 30, 2014 and $2,425,261 at December 31, 2013)	$4,621,872	$2,399,482
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of
$40,295,663 at June 30, 2014 and $28,079,902 at December 31, 2013)	41,595,511	28,436,022
Equity securities, available-for-sale, at fair value (cost of $8,823,489
at June 30, 2014 and $6,690,338 at December 31, 2013)	9,402,811	6,796,673
Total investments	55,620,194	37,632,177
Cash and cash equivalents	6,824,249	19,922,506
Premiums receivable, net of provision for uncollectible amounts	9,249,702	7,590,074
Receivables - reinsurance contracts	1,068,551	974,989
Reinsurance receivables, net of provision for uncollectible amounts	44,423,447	37,560,825
Deferred policy acquisition costs	7,996,102	6,860,263
Intangible assets, net	2,471,387	2,709,244
Property and equipment, net of accumulated depreciation	2,443,790	2,038,755
Other assets	1,177,383	1,494,989
Total assets	$131,274,805	$116,783,822

Liabilities
Loss and loss adjustment expense reserves	$39,704,288	$34,503,229
Unearned premiums	37,202,073	32,335,614
Advance premiums	1,280,738	776,099
Reinsurance balances payable	3,881,409	2,566,729
Deferred ceding commission revenue	7,774,715	6,984,166
Accounts payable, accrued expenses and other liabilities	2,557,243	3,215,487
Income taxes payable	185,543	-
Deferred income taxes	937,359	693,087
Total liabilities	93,523,368	81,074,411

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 8,213,826 shares at June 30, 2014 and 8,186,031 shares at December 31, 2013; outstanding 7,290,868
shares at June 30, 2014 and 7,266,573 shares at December 31, 2013	82,138	81,860
Capital in excess of par	32,723,291	32,692,568
Accumulated other comprehensive income	1,240,251	305,219
Retained earnings	5,286,405	4,187,209
	39,332,085	37,266,856
Treasury stock, at cost, 922,958 shares at June 30, 2014 and 919,458 shares
at December 31, 2013	(1,580,648)	(1,557,445)
Total stockholders' equity	37,751,437	35,709,411

Total liabilities and stockholders' equity	$131,274,805	$116,783,822